Exhibit 99.1

Annexon Reports Second Quarter 2026 Financial Results, Business Updates and Key Anticipated Milestones

Rapid, Positive Clinical Outcomes in GBS FORWARD Study Reinforce Consistency and Reproducibility of Tanruprubart Treatment Effect Demonstrated in Phase 3 and Real-World Evidence Studies; BLA Submission Expected in Q4 2026

Vonaprument Phase 3 GA Program Expanded with Month 15 / 24 Dual Primary Endpoint Strategy and Launch of Open-Label Extension Study; Month 15 Primary Endpoint on Track for Q4 2026

POC Data for ANX1502, a First-in-Kind Oral C1 Inhibitor for Autoimmune Disease, Expected in Fall 2026

$200 Million Credit Facility Strengthens Balance Sheet and Capabilities; Anticipated Runway Extended into 2028

Company to Host Business Update Call Today at 8:00 a.m. ET

BRISBANE, Calif., August 12, 2026 – Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company advancing the next generation platform of targeted immunotherapies aimed at neuroinflammatory diseases that impact nearly 10 million people worldwide, today highlighted portfolio progress, announced key anticipated milestones, and reported second quarter 2026 financial results. The Company will host a business update call today at 8:00 a.m. ET to discuss corporate and clinical developments across its C1q-focused neuroinflammatory pipeline. Please register for the event here.

“2026 is a defining year for our company, with meaningful progress across both our Guillain-Barré syndrome (GBS) and geographic atrophy (GA) programs that position us to potentially deliver two transformative therapies for millions of patients in need. The quality and consistency of the data generated to date reinforce our confidence in the differentiated potential of our C1q-targeted approaches to address neuroinflammatory diseases at their source, and we are encouraged by the growing enthusiasm from patients and physicians,” said Douglas Love, president and chief executive officer of Annexon. “With our leadership capabilities and financial position strengthened, we are entering an exciting period of execution, with multiple important clinical and regulatory milestones expected over the next 6 to 12 months and a significant opportunity to create value for patients and stakeholders.”

2026 Strategic Priorities and Key Milestones

Tanruprubart: Potential to be the first targeted, fast-acting therapy for GBS, an indiscriminate life-threatening neuromuscular emergency affecting 150,000 people annually worldwide and driving an estimated $20+ billion annual healthcare burden in the U.S.

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Early improvement in strength and clinically meaningful reduction in disability shown with tanruprubart in the first ten U.S. and European patients with GBS from the ongoing, open-label FORWARD study. Early outcomes reinforce the consistency and reproducibility of tanruprubart treatment effect previously demonstrated in Phase 3 and real-world evidence studies.

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EU Marketing Authorisation Application under review with the European Medicines Agency supported by robust data package demonstrating rapid benefit on function and disability in placebo-controlled studies and Real-World Evidence study demonstrating favorable outcomes versus current treatments, intravenous immunoglobulin and plasma exchange.

•	Next Milestone: Biologics License Application (BLA) submission with U.S./European data from FORWARD trial expected in fourth quarter of 2026.

Vonaprument: Potential to be the first targeted vision-preserving therapy for GA, a leading cause of blindness affecting more than 8 million patients worldwide.

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The ongoing, global, double masked Phase 3 ARCHER II trial remains on track, and all eligible patients have received at least 12 months of treatment, with masked event accrual consistent with projected timelines. Vonaprument continues to be generally well-tolerated with a low discontinuation rate (<10%) and high compliance (>95%), reinforcing significant enthusiasm by physicians/patients.

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To maximize the best-in-class potential of vonaprument, a Month 24 dual primary endpoint was added while maintaining the Month 15 primary endpoint. This strategic enhancement was enabled by the strong power and execution of the Phase 3 ARCHER II trial. With a dual primary endpoint strategy, ARCHER II can achieve success in protecting against vision loss at either Month 15 or 24, which are independent efficacy timepoints.

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Annexon also launched an open-label extension (OLE) study to evaluate the the long-term safety and benefit of vonaprument in patients with GA. Following completion of the 2-year ARCHER II study, all patients have the option to receive monthly vonaprument treatment in the OLE study.

•	Next Milestones: Month 15 primary endpoint on track for the fourth quarter of 2026, with final trial completion, including the Month 24 primary endpoint expected in the third quarter of 2027.

ANX1502 for Autoimmune Conditions: First-in-kind oral small molecule inhibiting activated C1s, with convenient and flexible dosing.

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Dosing is complete. The ongoing proof-of-concept (POC) study is evaluating pharmacokinetics (PK) and pharmacodynamics (PD) in relation to food intake, and reduction in complement and bilirubin markers as a measure of hemolysis in patients with cold agglutinin disease (CAD).

•	Next Milestone: Update on POC trial in CAD anticipated in the Fall of 2026.

Corporate Updates

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Entered into a strategic credit facility of up to $200 million with Oxford Finance LLC, with an initial $50 million drawn at closing, bolstering Annexon’s financial position, and diversifying its capital structure.

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Appointed Mark S. Blumenkranz, M.D., M.M.S., a retinal surgeon and biotechnology entrepreneur with more than four decades of clinical, scientific and corporate leadership experience, to Annexon’s board of directors as the Company prepares for potential commercialization.

Second Quarter 2026 Financial Results

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Cash and operating runway: Cash, cash equivalents and short-term investments were $209.2 million as of June 30, 2026. Annexon’s current cash, cash equivalents and short-term investments and funds from the credit facility are expected to fund operations and anticipated milestones into 2028.

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Research and development (R&D) expenses: R&D expenses were $46.6 million for the quarter ended June 30, 2026, compared to $44.2 million for the quarter ended June 30, 2025. The change in R&D expenses is primarily associated with the Phase 3 ARCHER II trial of vonaprument in GA and contract manufacturing expenses of our product candidates.

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General and administrative (G&A) expenses: G&A expenses were $10.6 million for the quarter ended June 30, 2026, compared to $7.6 million for the quarter ended June 30, 2025. The change in G&A expenses reflects ongoing corporate consulting and professional services costs for the advancement of our registrational programs.

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Net loss: Net loss attributable to common stockholders was $55.3 million or $0.28 per share for the quarter ended June 30, 2026, compared to $49.2 million or $0.34 per share for the quarter ended June 30, 2025.

Corporate Webcast Details

Annexon will host a webcast at 8:00 a.m. ET today, August 12, 2026. Please register for the webcast here. The live webcast and replay may be also accessed by visiting Annexon’s website at https://ir.annexonbio.com/events-and-presentations/events.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is advancing the next generation platform of targeted immunotherapies for nearly 10 million people worldwide living with serious neuroinflammatory diseases. Our founding scientific approach focuses on C1q, the initiating molecule of a potent inflammatory pathway that when misdirected can lead to tissue damage and loss of function in a host of diseases. Our targeted therapies are designed to stop classical complement-driven neuroinflammation at its source to provide meaningful functional benefit and alter the course of disease. Annexon’s mission is to deliver game-changing therapies to patients so that they can live their best lives. To learn more visit annexonbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the potential for the company’s two late stage registrational programs to improve the lives of millions of patients; timing of and topline data from the Month 15 primary endpoint and Month 24 primary endpoint in the pivotal Phase 3 ARCHER II trial; the potential of vonaprument to be the first targeted vision-preserving therapy for GA; the potential of tanruprubart to be the first targeted and fast-acting therapy for GBS; expectation of multiple important clinical and regulatory milestones over the next 6 to 12 months; timing of a BLA submission with supportive initial U.S./European data from FORWARD trial; timing of POC trial data for ANX1502 in CAD; anticipated cash runway into 2028; and continuing advancement of the company’s portfolio. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the final results from the Phase 3 ARCHER II trial; the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the potential for delays in the company’s clinical trials, including if the FDA and comparable foreign regulatory authorities do not accept data from clinical trials for product candidates outside the United States; the early stages of clinical development of the company’s product candidates; the effects of public health crises on the company’s clinical programs and business operations; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the Securities and Exchange Commission. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Beth Keshishian

917-912-7195

beth@bethkeshishian.com

ANNEXON, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development (1)	$46,590	$44,160	$82,376	$92,339
General and administrative (1)	10,637	7,566	20,904	16,792

Total operating expenses	57,227	51,726	103,280	109,131

Loss from operations	(57,227)	(51,726)	(103,280)	(109,131)
Interest and other income, net	1,879	2,570	3,790	5,619

Net loss	(55,348)	(49,156)	(99,490)	(103,512)

Deemed dividend on modification of common stock warrants	—	(1,857)	—	(1,857)

Net loss attributable to common stockholders	$(55,348)	$(51,013)	$(99,490)	$(105,369)

Net loss per share, basic and diluted	$(0.28)	$(0.34)	$(0.50)	$(0.71)

Weighted-average shares used in computing net loss per share, basic and diluted	201,003,269	148,320,803	197,620,477	148,215,392

(1)	Includes the following stock-based compensation expense:

Research and development	$ 2,663	$ 2,688	$ 5,031	$ 5,517
General and administrative	$ 2,150	$ 1,517	$ 3,938	$ 3,766

ANNEXON, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$199,270	$162,051
Short-term investments	9,973	76,294
Prepaid expenses and other current assets	3,514	3,846

Total current assets	212,757	242,191
Restricted cash	1,032	1,032
Property and equipment, net	9,675	10,617
Operating lease right-of-use assets	14,333	15,185
Other non-current assets	8,271	8,546

Total assets	$246,068	$277,571

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,731	$14,931
Accrued and other current liabilities	19,625	24,791
Operating lease liabilities, current	3,126	2,908

Total current liabilities	38,482	42,630
Operating lease liabilities, non-current	21,525	23,293

Total liabilities	60,007	65,923
Stockholders’ equity:
Common stock	175	149
Additional paid-in capital	1,202,847	1,128,917
Accumulated other comprehensive loss	(82)	(29)
Accumulated deficit	(1,016,879)	(917,389)

Total stockholders’ equity	186,061	211,648

Total liabilities and stockholders’ equity	$246,068	$277,571